UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2020

DESTINATION XL GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	01-34219	04-2623104
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Turnpike Street, Canton, Massachusetts		02021
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 828-9300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DXLG	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On November 2, 2020, Destination XL Group, Inc. (the “Company”) implemented an additional corporate restructuring (“Restructuring”) to realign the Company's SG&A (selling, general and administrative) expenses with the potential continuation of reduced sales levels as a result of the continuing COVID-19 pandemic.

The Company expects to realize annualized savings of $9.7 million.  The annualized savings include $3.8 million in corporate payroll costs and $5.9 million in terminated services agreements, eliminated professional services and reduced marketing costs. The Company expects the majority of these actions to be taken by the start of 2021.

The Company eliminated 45 positions, which represents 13% of its corporate work force.  Of these positions, 34 relate to employees whom were notified of their termination on November 2, 2020, 10 represent open positions that will not be filled, and there was an additional unrelated termination for which the position will be eliminated. The Company offered cash severance benefits to the eligible affected employees.  Each affected employee’s eligibility for these severance benefits is contingent upon such employee’s execution (and non-revocation) of a separation agreement, which includes a general release of claims against the Company.

The Company expects to incur an aggregate cash charge in the fourth quarter of fiscal 2020 of approximately $0.5 million for employee severance and one-time termination benefits, as well as other employee-related costs associated with the Restructuring.

In addition to the above annualized savings of $3.8 million in corporate payroll, other expense-reduction actions taken by the Company during the first two quarters of fiscal 2020 are expected to save an additional $6.2 million in corporate payroll, on an annualized basis.  Inclusive of the actions executed in the first two quarters of fiscal 2020, the Company has eliminated 101 positions from its corporate office or 29% of its corporate workforce in the current fiscal year.  In addition, since March 2020, the Company’s field personnel has been reduced by 1,078 positions or 54% of the total field headcount.

This Current Report on Form 8-K contains “forward-looking statements” regarding expectations about the Restructuring, including expected costs and cash expenditures and estimated annualized savings from the Restructuring and from expense reduction actions taken in the first two quarters of the fiscal year.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “intend,” “believe,” “should,” “project,” or “plan,” or variations thereof or other similar terminology. These forward-looking statements are based on management’s current expectations and assumptions regarding the Company’s business, the economy and other future conditions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements included in this report. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the ability of the Company to successfully implement the Restructuring, and realize savings, changes in the estimates of other costs related to the Restructuring, risks relating to the COVID-19 pandemic and its impact on the Company’s results of operations and other factors described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the SEC on March 19, 2020 and subsequent filings with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DESTINATION XL GROUP, INC.
Date:	November 2, 2020	By:	/s/ Robert S. Molloy
Robert S. Molloy
Chief Administrative Officer, General Counsel and Secretary

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